Exhibit 10.28

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented, extended or otherwise modified from time to time, this “Agreement”) effective as of February 2, 2026, is entered into by and among HealthLynked Corp., a Nevada corporation, as debtor (“Debtor”), in favor of the Mary S. Dent Gifting Trust, for the benefit of itself as collateral agent (together with any successor and assigns that at any time may hold an interest in the Secured Note, “Holder”).

RECITALS

WHEREAS, Debtor is selling a Senior Secured Convertible Promissory Note (as amended, restated, supplemented, extended or otherwise modified from time to time, the “Secured Note”) to Holder; and

WHEREAS, as a condition to the obligations of Holder to purchase the Secured Note, Holder has required Debtor to enter into this Agreement and grant the security interests described herein in the Collateral in favor of Holder.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable, and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Secured Note. To the extent that any terms or concepts defined or used herein are defined or used in the UCC (as defined below), such terms or concepts shall be interpreted for purposes hereof in a manner that is consistent with such definition or use in the UCC. The following terms shall have the meanings set forth below:

“Account” has the meaning given such term in Section 9102(a)(2) of the UCC.

“Chattel Paper” has the meaning given such term in Section 9102(a)(11) of the UCC.

“Collateral” shall mean all right, title, and interest of Debtor in and to all of the following property of Debtor, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence:

(a) Accounts;

(b) Chattel Paper and rights to receive monies included thereby;

(c) Commercial Tort Claims;

(d) Deposit Accounts;

(e) Documents;

(f) Equity Collateral;

(g) General Intangibles;

(h) Goods, including Inventory and Equipment;

(i) cash, money or cash equivalents of Debtor, wherever held;

(j) Instruments and rights to receive monies included thereby;

(k) Intellectual Property;

(l) Investment Property, including Commodity Accounts and Commodity Contracts;

(m) Letter-of-Credit Rights;

(n) Notes;

(o) Supporting Obligations;

(p) other tangible and intangible personal property and Fixtures of Debtor;

(q) to the extent related to any property described in the clauses (a) through (n), all books, correspondence, loan files, records, invoices, and other papers, including without limitation all tapes, cards, computer runs, and other papers and documents in the possession or under the control of Debtor or any computer service company from time to time acting for Debtor; and

(r) cash and non-cash Proceeds of any and all of the foregoing.

“Commercial Tort Claim” has the meaning given such term in Section 9102(a)(13) of the UCC.

“Commodity Account” has the meaning given such term in Section 9102(a)(14) of the UCC.

“Commodity Contract” has the meaning given such term in Section 9102(a)(15) of the UCC.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by Debtor.

“Copyrights” shall mean all copyrights, copyright registrations, and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present, and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Deposit Account” has the meaning given such term in Section 9102(a)(29) of the UCC.

“Documents” has the meaning given such term in Section 9102(a)(30) of the UCC.

“Equipment” has the meaning given such term in Section 9102(a)(33) of the UCC.

“Equity Collateral” shall mean Pledged Equity and Pledged Equity Proceeds.

“Event of Default” shall have the meaning specified in Section 12 of this Agreement.

“Fixtures” has the meaning given such term in Section 9102(a)(41) of the UCC.

“General Intangibles” has the meaning given such term in Section 9102(a)(42) of the UCC.

“Goods” has the meaning given such term in Section 9102(a)(44) of the UCC.

“Instruments” has the meaning given such term in Section 9102(a)(47) of the UCC.

“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral, and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how, and trade secrets; (b) all licenses or user or other agreements granted to Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, splash screens, films, masters, and artwork; (d) all data, sales data, and other information relating to sales or service of products (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records, or data; and (f) all licenses, consents, permits, variances, certifications, and approvals of governmental agencies now or hereafter held by Debtor.

“Inventory” has the meaning given such term in Section 9102(a)(48) of the UCC.

“Investment Property” has the meaning given such term in Section 9102(a)(49) of the UCC.

“Knowledge”, including the phrase “to the knowledge of Debtor”, shall mean the actual knowledge after reasonable investigation.

“Letter-of-Credit Right” has the meaning given such term in Section 9102(a)(51) of the UCC.

“Lien” shall mean a pledge, assignment, lien, charge, mortgage, encumbrance, or other security interest obtained under this Agreement or under any other agreement or instrument with respect to any present or future assets, property, contract rights, or revenues in order to secure the payment of indebtedness of the party referred to in the context in which the term is used.

“Notes” shall mean all Promissory Notes or other debt instruments (including, without limitation, bonds and debentures of any nature whatsoever) from time to time issued to, or held by, Debtor.

“Obligations” shall mean (a) (i) the principal of and any interest on the Secured Note and (ii) all other obligations and liabilities of Debtor, whether now existing, hereafter incurred, crystallized or contingent, under, arising out of, or in connection with, the Secured Note and the due performance and compliance by Debtor with all of the terms, conditions, and agreements contained in the Secured Note and this Agreement; (b) any and all sums advanced or paid by Holder in order to preserve the Collateral or preserve its Lien and security interest in the Collateral; (c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (a) and (b) above, all costs and expenses of any exercise by Holder of its rights hereunder, together with attorneys’ fees, professional fees, enforcement and court costs; and (d) to the extent not otherwise included in clauses (a), (b), or (c) above, Debtor’s obligations set forth in this Agreement.

“Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by Debtor.

“Patents” shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof, all income, royalties, damages, and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present, and future infringements thereof, and all rights corresponding thereto throughout the world.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Pledged Equity” shall mean (a) the shares of stock of, or partnership and other ownership interest in, any entity, and any and all equity interests now or hereafter issued in substitution, exchange or replacement therefor or with respect thereto, and (b) all ownership interests of any class or character of a successor entity formed by or resulting from a consolidation or merger in which any such issuer is not the surviving entity; in each case, whether now or hereafter owned by Debtor, together with any certificates evidencing any of the foregoing.

“Pledged Equity Proceeds” shall mean all shares, securities, moneys, or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification, or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights, or options issued to the holders of, or otherwise in respect of, the Pledged Equity.

“Proceeds” has the meaning given such term in Section 9102(a)(64) of the UCC.

“Promissory Notes” has the meaning given such term in Section 9102(a)(65) of the UCC.

“Securities” has the meaning given such term in Section 8102(a)(14) of the UCC.

“Supporting Obligations” has the meaning given such term in Section 9102(a)(78) of the UCC.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by Debtor.

“Trademarks” shall mean all trade names, trademarks and service marks, logos, domain names, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present, and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark, and service mark.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Nevada from time to time.

“USCO” shall have the meaning specified in Section 8 of this Agreement.

“USPTO” shall have the meaning specified in Section 8 of this Agreement.

2. Grant of Liens. As security for the due and punctual payment and performance in full of all Obligations (whether at the stated maturity, by acceleration, or otherwise and whether now owing or incurred in the future), Debtor hereby pledges, assigns, charges, delivers, and grants to Holder a continuing perfected first priority security interest in and a general Lien upon all of Debtor’s right, title, and interest in and to the Collateral and all additions thereto and substitutions therefor, whether heretofore, now or hereafter received by or delivered or transferred to Holder hereunder.

3. Continuing Security Interest.

(a) This Agreement creates an assignment, pledge, charge, continuing perfected first priority security interest in, and general Lien upon, the Collateral and shall (i) remain in full force and effect until all Obligations have been satisfied, (ii) be binding upon Debtor and its successors, permitted transferees, and permitted assigns, and (iii) inure, together with the rights and remedies of Holder hereunder, to the benefit of Holder and its successors, transferees, and assigns, for the benefit of Holder.

(b) Upon the full satisfaction of all Obligations, the assignment, pledge, charge, Lien, and security interest granted hereunder shall terminate, and all rights to the Collateral shall revert to Debtor. Upon such termination, Holder will (i) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination, (ii) deliver and transfer such Collateral to Debtor, and (iii) file and record with the appropriate filing offices the termination statements, cancellations, satisfactions or similar documents necessary to evidence or otherwise give public notice of the termination of the security interests granted hereunder. In the event that Holder fails to file such termination statements, cancellations, satisfactions or similar documents, Debtor is hereby authorized to file and record with the appropriate filing offices, on behalf of Holder, such termination statements, cancellations, satisfactions or similar documents.

4. Debtor Remains Liable. Anything herein to the contrary notwithstanding, (a) Debtor shall remain liable under any agreements which have been (in whole or in part) pledged or assigned herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Holder of any of the rights hereunder shall not release Debtor from any of its duties or obligations under any such agreements; and (c) Holder shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall Holder be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5. Delivery and Perfection. Debtor hereby authorizes Holder to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, and agrees to take all such other actions and to execute and deliver and file or cause to be filed such other instruments or documents, as Holder may reasonably require in order to establish and maintain a perfected, valid, and continuing security interest and Lien in the Collateral in accordance with this Agreement and the UCC and other applicable law. Where Collateral is in possession of a third party bailee, Debtor shall take such steps as Holder reasonably requests to (a) obtain an acknowledgment, in form and substance reasonably satisfactory to Holder, of the bailee that the bailee holds such Collateral for the benefit of Holder, and (b) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the UCC) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance reasonably satisfactory to Holder.

6. Proceeds of Sale. Nothing contained in this Agreement shall limit or restrict in any way Holder’s right to receive Proceeds of the Collateral in any form in accordance with the provisions of this Agreement. All Proceeds that are received by Debtor contrary to the provisions of this Agreement shall be received in trust for the benefit of Holder, shall be segregated from other property or funds of Debtor and shall be forthwith paid over to Holder as Collateral in the same form as so received (with any necessary endorsement, document or instrument of transfer).

7. Inspection. Debtor agrees upon notice provided by Holder, to permit Holder, through its officers and agents, to examine and inspect the Collateral and all records pertaining thereto, and to make extracts from such records as Holder may require; provided, that so long as no Event of Default has occurred or is continuing, Debtor shall be liable for the costs of no more than one (1) such inspection per calendar year.

8. Intellectual Property. Debtor shall promptly notify Holder of any new Intellectual Property acquired or developed after the date hereof and take all necessary steps to ensure that such new Intellectual Property is subject to the security interest created hereunder.

9. Representations and Warranties. Debtor represents, warrants and covenants to Holder that:

(a) Debtor is a corporation duly organized and validly existing under the laws of the State of Nevada;

(b) Debtor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement.

(c) Debtor has full power, authority and legal right to pledge all of the Collateral in accordance with this Agreement, and upon the filing of appropriate financing statements under the UCC and, to the extent applicable, appropriate recordations with the USPTO and/or USCO, and, to the extent applicable, the taking of possession or control by Holder of such Collateral with respect to which a security interest may be perfected only by possession or control, all actions necessary to perfect the security interest, so far as perfection is required pursuant to the terms of this Agreement and possible under relevant law, in the Collateral shall have been duly made or taken and are in full force and effect, and this Agreement creates in favor of Holder a valid, enforceable and, together with such filings and other actions, perfected, so far as perfection is possible under relevant law, first priority security interest in such Collateral.

(d) To the knowledge of Debtor, the conduct of the business of Debtor as currently conducted does not infringe upon, misappropriate, dilute or otherwise violate the intellectual property rights of any third party, and, to the knowledge of Debtor, no Person is engaging in any activity that infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of Debtor. To the knowledge of Debtor, no claim or litigation alleging any such infringement, misappropriation, dilution or other violation is pending or threatened in writing. To the knowledge of Debtor, no claim or litigation regarding Debtor’s ownership of any of its Intellectual Property is pending or threatened in writing.

10. Certain Covenants. During the term of this Agreement, Debtor shall:

(a) Maintain, or cause to be maintained, all items of the Collateral in good condition and repair, ordinary wear and tear excepted in the case of Equipment, and pay, or cause to be paid, the costs of repairs to or maintenance of that Collateral which is of a type that could be repaired or maintained;

(b) Take all steps to preserve and protect the Collateral, including, with respect to the Intellectual Property, the filing of any renewal affidavits and applications;

(c) Not use any Collateral in material violation of law or any applicable policy of insurance;

(d) Pay or cause to be paid when due all taxes, assessments, and other charges relating to the Collateral, other than such taxes, assessments and other charges which are being disputed in good faith, or this Agreement and reimburse Holder for all costs of and fees incurred in connection with any filing of the documents and instruments referred to in Section 5; and

(e) Not change its: (i) name or the name under which it does business; (ii) chief executive office; (iii) type of organization; (iv) jurisdiction of organization; or (v) other legal structure without at least ten (10) days’ prior written notice to Holder. Prior to effectuating any change described in the preceding sentence, Debtor shall take or cause to be taken all actions deemed by Holder to be necessary or desirable to prevent any financing or continuation statement from becoming seriously misleading or rendered ineffective, or the security interests granted herein from becoming unperfected or the relative priority thereof otherwise impaired, as a result of such removal or change.

11. Further Assurances and Protections.

(a) Debtor shall at its expense do, file, record, make, execute, and deliver all such acts, notices, instruments, statements, or other documents as Holder may request in writing to perfect, preserve, or otherwise protect the security interest and Liens of Holder in the Collateral or any part thereof or to give effect to the rights, powers, and remedies of Holder under this Agreement;

(b) Debtor will give prompt written notice to Holder of, and defend the Collateral against, any suit, action, or proceeding related to the Collateral or which could adversely affect the security interests and Liens granted hereunder; and

(c) Debtor authorizes Holder to have this or any other similar agreement recorded or filed with any applicable federal, state or foreign government office.

(d) Debtor will keep the Collateral at all times insured in the ordinary course of business against risks of loss or damage by fire, theft and such other casualties as Holder may reasonably require, in each case in amounts as ordinarily insured against by other similarly situated owners in businesses similar to Debtor’s business, under such forms of policies, upon such terms, for such periods, and written by such companies or underwriters as Holder may approve, losses in all cases to be payable to Holder in accordance with this Agreement.

12. Events of Default. The occurrence and continuation of an Event of Default as defined in the Secured Note shall constitute an event of default (an “Event of Default”) under this Agreement.

13. Remedies upon an Event of Default. On and after the occurrence and continuance of an Event of Default, Holder may, in its discretion, assert all rights and remedies of a secured party under the UCC (whether or not in effect in any applicable jurisdiction) and all other applicable law. The proceeds of any collection, liquidation, or other disposition of the Collateral shall be applied by Holder first to the payment of all expenses (including, without limitation, all fees, taxes, attorneys’ fees and legal expenses) incurred by Holder in connection with retaking, holding, collecting, or liquidating the Collateral. The balance of such proceeds, if any, shall, to the extent permitted by law, be applied to the payment of the Obligations in the order of application set forth in Section 28(f) of this Agreement. In case of any deficiency, Debtor shall, whether or not then due, remain liable therefor. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to Debtor at its notice address specified on the signature page hereof fourteen (14) business days prior to the date of such disposition shall constitute commercially reasonable notice. Without precluding any other methods of sale or other disposition, the sale or other disposition of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with commercial practices of creditors disposing of similar property; but in any event Holder may sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose such Collateral on such terms and to such purchaser(s) (including Holder) as Holder in its absolute discretion may choose, and for cash or for credit or for future delivery, without assuming any credit risk, at public or private sale or other disposition without demand of performance, and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale or other disposition hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale or other disposition, unless prohibited by applicable law, Holder may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Holder shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

Holder shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Agreement. Debtor hereby waives any claims against Holder arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Holder accepts the first offer received and does not offer the Collateral to more than one offeree.

Debtor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Holder may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the relevant Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that any such private sale may be at prices and on terms less favorable to Holder than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Holder shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to enable the registration of the Collateral or related transaction so as to permit a public offer to be made with respect thereto;

14. Holder Appointed Attorney-in-Fact. Without limiting any rights or powers granted to Holder pursuant to this Agreement, applicable law or otherwise, Debtor hereby appoints Holder as its attorney-in-fact, with full power and authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Holder’s discretion to take any and all action and to execute, file and record any and all instruments, agreements, and documents which Holder may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to execute any assignment of Intellectual Property to Holder or other transferee, and to receive, endorse and collect all instruments made or payable to Debtor representing any Proceeds in respect of the Collateral or any part thereof and to give full discharge for the same. The appointment set forth in this Section 14 is coupled with an interest and is irrevocable.

15. Holder May Perform. If Debtor fails to perform any agreement, covenant, or obligation contained herein, Holder may itself perform, or cause performance of such agreement, covenant or obligation and the expenses and costs of Holder incurred in connection therewith shall be payable by Debtor.

16. Security Interest Absolute. All rights of Holder and all Liens hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

(a) lack of validity or enforceability of this Agreement or the Secured Note;

(b) any change in the time, manner, or place of payment of, or in any other term of any or all of the Obligations or any amendment or waiver of any provision of this Agreement or the Secured Note;

(c) any release or non-perfection of any portion of the Collateral or any exchange, release, or non-perfection of any other collateral, or any release, amendment, or waiver of any guaranty for all or any of the Obligations; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of Debtor in respect of the Obligations or this Agreement or the Secured Note.

17. Holder’s Duties. The powers conferred to Holder hereunder are solely to protect Holder’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers except for the safe custody of any Collateral or any portion thereof in its possession, and Holder shall exercise that standard of care with respect to the Collateral in its possession which it exercises in the administration of its own assets and property; provided, however, that Holder shall not be liable for any action taken or omitted with respect to the Collateral or this Agreement unless such liability results from the gross negligence or willful misconduct of Holder as determined by a final non-appealable judgment by a court of competent jurisdiction. Holder shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to the Collateral.

18. Rights Cumulative. The rights, powers, and remedies of Holder under this Agreement shall be in addition to all rights, powers, and remedies given to Holder by virtue of any statute or rule of law or any agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Holder’s security interest, Lien, and assignment in the Collateral.

19. Indemnity and Expenses.

(a) Holder shall not have any liability to any Person and shall be indemnified and held harmless by Debtor for any liability incurred by reason of taking or refraining from taking any action with respect to the Collateral, except in the case such liability results from the gross negligence or willful misconduct of Holder as determined by a final non-appealable judgment by a court of competent jurisdiction. Debtor agrees to indemnify Holder from and against any and all claims, losses, and liabilities arising out of or connected with this Agreement (including, without limitation, enforcement of this Agreement), except such claims, losses, or liabilities resulting from Holder’s gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. This Section 19(a) shall survive any termination of this Agreement.

(b) Debtor agrees to pay all documented out-of-pocket expenses, costs, and disbursements incurred by Holder (including, without limitation, all attorneys’ fees and other legal expenses incurred by Holder in connection therewith) in connection with (i) retaking, holding, collecting, preparing for sale, and selling or otherwise realizing upon, liquidating, or disposing of the Collateral, (ii) the enforcement of its rights hereunder upon the occurrence and during the continuance of an Event of Default, (iii) the performance by Holder of any agreement, covenant, or obligation of Debtor contained herein that Debtor has failed or refused to perform, and (iv) the participation or other involvement of Holder with (A) bankruptcy, insolvency, receivership, foreclosure, winding up, or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise, or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of Holder in respect thereof, by litigation or otherwise, including expenses of insurance, (B) judicial or regulatory proceedings, and (C) workout, restructuring, or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated).

20. Amendment or Waiver. Neither this Agreement nor any terms hereof may be changed, waived, discharged, or terminated unless such change, waiver, discharge or termination is in writing signed by Debtor and Holder.

21. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed or delivered: if to Debtor, at the addresses specified immediately below Debtor’s name on the signature page hereof; and if to Holder at its address specified immediately below its name on the signature page hereof; or at such other address as shall be designated by any party in a written notice to the other parties hereto. If notice is given to Debtor, a copy (which shall not constitute notice) shall also be sent to Clayton Parker, Esq., K&L Gates LLP, 200 South Biscayne Boulevard, Suite 3900, Miami, FL 33131; Email: clayton.parker@klgates.com. All such notices and communications shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

22. No Waiver. No failure or delay on the part of Holder in exercising any right, power or privilege hereunder or under the UCC or any other applicable law shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under the UCC or any other applicable law preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on Holder in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Holder to any other or further action in any circumstances without notice or demand.

23. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

24. Non-Assignment. Debtor shall not have the right to assign its rights or delegate its obligations hereunder or any part thereof to any other person without Holder’s prior written consent. This Agreement shall be binding upon any successors or assigns of Debtor and shall benefit any successors or assigns of Holder.

25. Integration of Terms. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

26. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada, without giving effect to conflicts of laws principles.

27. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device (including signature via DocuSign or similar services) pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

28. Collateral Agent.

(a) All items of Collateral and any interest therein to be delivered to or held by Holder pursuant to this Agreement shall be held by Holder, for the benefit of itself. Debtor may conclusively and absolutely rely, without inquiry, upon any action of Holder in all matters referred to in this Agreement.

(b) Holder shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither Holder nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder to the maximum extent permitted by law. The duties of Holder shall be mechanical and administrative in nature.

(c) Prior to delivery of a written notice from Holder that an Event of Default has occurred (“Notice of Default”), Holder shall have the power, but not the obligation, to take such actions as Holder in its discretion deems necessary or desirable to perfect, preserve, or otherwise protect the security interest and Liens in the Collateral or any part thereof. After a Notice of Default has been delivered by Holder, Holder shall take such actions under this Agreement as it deems desirable, necessary or by a final order, decree or judgment of a court of competent jurisdiction and from which no appeal has been taken and as to which the time the right to appeal has expired.

(d) All proceeds of the Collateral shall be applied as follows:

(i) first, to the payment of all fees and expenses (including, without limitation, all fees, taxes, attorneys’ fees and legal expenses) incurred by Holder in connection with retaking, holding, collecting, or liquidating the Collateral, until paid in full;

(ii) second, to payment of all fees, expenses, indemnities and other amounts owed to Holder under Sections 19 or 28(c) or otherwise under this Agreement, until paid in full;

(iii) third, to payment of that portion of the Obligations constituting fees, expenses and indemnities owed to Holder, until paid in full;

(iv) fourth, to payment of that portion of the Obligations constituting interest owed to Holder, until paid in full;

(v) fifth, to payment of that portion of the Obligations constituting unpaid principal of the Secured Note, until paid in full;

(vi) sixth, to pay any other Obligations owed to Holder, until paid in full; and

(vii) last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Debtor or as otherwise required by law.

(e) Holder, in consultation with Debtor, shall have the right to appoint a third-party collateral agent; provided, however, that, notwithstanding the results of such consultation with Debtor, the right of Holder to appoint a successor shall be exercised by Holder in its sole discretion.

(f) Holder shall use reasonable care in the custody and preservation of any Collateral in Holder’s possession. Holder shall not be liable for (i) any action taken or omitted by it in its discretion under or in connection with this Agreement, or any other applicable document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction).

(g) Notwithstanding anything in this Agreement or any other agreement or document, express or implied, it is agreed that (i) Holder shall not be subject to any fiduciary or other implied duties, (ii) Holder shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Holder to liability or that is contrary to applicable law; (iii) Holder may consult with legal counsel or independent public accountants and other experts selected by it and shall be entitled to fully rely upon any opinion of such counsel or accountant in connection with any action taken or omitted to be taken by Holder in accordance with the advice of such counsel, accountants or experts; and (iv) Holder may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by Holder.

(h) The provisions of this Section 28 are solely for the benefit of Holder, and Debtor shall not have rights as a third party beneficiary of any of such provisions.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

DEBTOR:

HEALTHLYNKED CORP.

By:	/s/ Jeremy Daniel
Name:	Jeremy Daniel
Title:	Chief Financial Officer

Address:	1265 Creekside Parkway, Suite 302,
Naples FL 34108
Attn: Jeremy Daniel
Email: jdaniel@healthlynked.com

HOLDER:

THE MARY S. DENT GIFTING TRUST

By:	/s/ Dr. Michael Dent
Name:	Dr. Michael Dent
Title:	Trustee

Address:	28861 Cavell Terrace
Naples, FL 34119
Attn: Dr. Michael Dent, Trustee
Email: mdent1@comcast.net

[Signature Page to Security Agreement]